UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2006
Lucent Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11639 (Commission File Number)	22-3408857 (I.R.S. Employer Identification Number)

600 Mountain Avenue, Murray Hill, New Jersey		07974

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 908-582-8500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Beginning on August 23, 2006, management of Lucent Technologies Inc. (“Lucent”) and Alcatel will make presentations to investors using the slide presentation attached to this report on Form 8-K as Exhibit 99.1.
In response to inquiries received from the press and other parties, Lucent is acknowledging that Lucent and Alcatel have submitted a formal notice to the Committee on Foreign Investment in the United States seeking U.S. government approval for their pending merger.
The information contained in this Item 7.01 herein and the attached Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference to any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The filing of this current report on Form 8-K is not an admission as to the materiality of any information in this Item 7.01 or the attached Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Slide presentation to be used in investor presentations beginning August 23, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCENT TECHNOLOGIES INC.
Date: August 23, 2006	By:	/s/ William R. Carapezzi, Jr.
		Name:	William R. Carapezzi, Jr.
		Title:	SVP, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Slide presentation to be used in investor presentations beginning August 23, 2006.